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                                 FIRST AMENDMENT
                                       TO
                           PURCHASE AND SALE AGREEMENT
                                      among
                               SALANT CORPORATION
                          FROST BROS. ENTERPRISES, INC.
                        and MAQUILADORA SUR, S.A. DE C.V.

                                   AS SELLERS,

                                       and
                        SUPREME INTERNATIONAL CORPORATION


                                    AS BUYER
                         DATED AS OF: FEBRUARY 24, 1999

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                                 FIRST AMENDMENT

                  THIS FIRST AMENDMENT, dated as of February 24, 1999, by and among SALANT CORPORATION, a Delaware corporation ("Salant"), FROST BROS. ENTERPRISES, INC., a Texas corporation ("Frost"), MAQUILADORA SUR, S.A. DE C.V., a Mexican corporation ("Maquiladora" and, collectively with Salant and Frost, the "Sellers"), and SUPREME INTERNATIONAL CORPORATION, a Florida corporation ("Buyer"). Capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Revolving Credit Agreement (as defined below).

                                   WITNESSETH:

                  WHEREAS the Sellers and Buyer entered into that certain Purchase and Sale Agreement, dated as of December 28, 1998 (the "Purchase and Sale Agreement");

                  WHEREAS on December 29, 1998, Salant filed a petition for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

                  WHEREAS on January 6, 1999, Salant filed a motion with the Bankruptcy Court seeking, INTER alia, approval of the Purchase and Sale Agreement subject to higher and better offers;

                  WHEREAS the Bankruptcy Court held an auction with respect to the Assets on February 24, 1999; and

                  WHEREAS Buyer submitted an offer at the auction that was determined to be the highest and best offer by the Bankruptcy Court.

                  NOW, THEREFORE, the parties hereto agree as follows:
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                  SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. the Purchase
and Sale Agreement is hereby amended as follows:

                  (i) Section 2.1(c) of the Purchase and Sale Agreement is hereby amended and restated as follows:

                          "(c) Buyer shall pay Salant $27 million, LESS the
amount of the Deposit, for all Assets other than the Inventory."

                  (ii) Section 3.1(f) of the Purchase and Sale Agreement is hereby amended by deleting the word "and" after subsection (vi) and adding the following after subsection (vii):

                  "and (viii) Liabilities of any Seller that relate solely to Trial Court Case No. 97-07-14605-CV, MARIA DELORES RODRIGUEZ-OLVERA, ET AL VS. SALANT CORP., ET AL, in the 365th Judicial District Court of Maverick County, Texas."

                  SECTION 2. REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Sellers that the execution, delivery and performance of this First Amendment has been duly authorized by all necessary corporate action on the part of Buyer and that this First Amendment constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  SECTION 3. EFFECT ON THE PURCHASE AND SALE AGREEMENT. Except as amended hereby the Purchase and Sale Agreement and Ancillary Agreements shall remain in full force and effect. Nothing in this First Amendment shall be deemed to (i) constitute a waiver of compliance by the Buyer of any term, provision or condition of

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the Purchase and Sale Agreement or any Ancillary Agreement or (ii) prejudice any right or remedy that any Seller may now have or may have in the future under or in connection with the Purchase and Sale Agreement or any Ancillary Agreement.

                  SECTION 4. COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

                  SECTION 6. GOVERNING LAW. This First Amendment shall be deemed to be a contract under the laws of the State of New York, without regard to choice of law principles, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said state.

                  SECTION 7. HEADINGS. Section headings herein are included herein for the convenience of reference only and shall not constitute part of this First Amendment for any other purpose.

                  SECTION 8. REFERENCES. References herein and in the Purchase and Sale Agreement and the Ancillary Agreements to the "Purchase and Sale Agreement", "this Agreement", "hereunder", "hereof", or words of like import referring to the Purchase and Sale Agreement, shall mean and be a reference to the Purchase and Sale Agreement as amended hereby.

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                  IN WITNESS WHEREOF, the parties have caused this First
Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                   SALANT CORPORATION
                                   By:    /S/ TODD KAHN
                                          -------------------------------------
                                          Name:  Todd Kahn
                                          Title:  COO & General Counsel


                                   FROST BROS. ENTERPRISES, INC.

                                   By:    /S/ TODD KAHN
                                          -------------------------------------
                                          Name:  Todd kahn
                                          Title:  Vice President


                                   MAQUILADORA SUR, S.A. DE C.V.

                                   By:    /S/ TODD KAHN
                                          -------------------------------------
                                          Name:  Todd Kahn
                                          Title:  Vice President


                                   SUPREME INTERNATIONAL CORPORATION

                                   By:    /S/ GEORGE FELDENKREIS
                                          -------------------------------------
                                          Name:  George Feldenkreis
                                          Title:  Chairman